Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trinity Place Holdings Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 31, 2023, relating to the consolidated financial statements and schedule of Trinity Place Holdings Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

June 30, 2023